                                 SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           THE WACKENHUT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

WACKENHUT

EXECUTIVE OFFICES
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida    33410-4243
Telephone: (561) 622-5656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON MAY 4, 2001

To the Shareholders:

The Annual Meeting of the Shareholders of The Wackenhut Corporation will be held on Friday, May 4, 2001, at 9:00 A.M. at the Four Seasons Resort Palm Beach, 2800 South Ocean Boulevard, Palm Beach, Florida, for the purpose of considering and acting on the matters following:

      (1)  the election of twelve directors for the ensuing year;

      (2) ratification of the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 2001, and to perform such other services as may be requested;

      (3) approval of a proposal to set aside a total of 400,000 shares of Series B Common Stock of the Corporation to be utilized for issuance under the Key Employee Long-Term Incentive Stock Plan (the "Plan");

      (4) approval of a proposal to amend the Key Employee Long-Term Incentive Stock Plan;

      (5) approval of a proposal to set aside a total of 150,000 shares of Series B Common Stock of the Corporation to be utilized for issuance under the Nonemployee Director Stock Option Plan; and

      (6) the transaction of any other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only shareholders of Series A Common Stock of record at the close of business March 16, 2001, the record date fixed by the Board of Directors, are entitled to notice and to vote at said meeting.

ALL SERIES A COMMON STOCK SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

If you are a registered shareholder, you can ensure that your shares are represented at the Annual Meeting in one of two ways:

      (1) by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope; or

      (2) by calling the toll-free number indicated on the enclosed proxy card to vote by phone.

If you attend the meeting in person, you may, if you wish, revoke your proxy and vote in person.

If your shares are held in the name of a broker, bank or other holder of record, you may attend the Annual Meeting, but may not vote at the meeting unless you have first obtained a proxy, executed in your favor, from the owner of record.

By order of the Board of Directors.

                                      James P. Rowan
March 30, 2001                        Executive Vice President, General Counsel,
                                      and Assistant Secretary

PROXY STATEMENT

                                                   March 30, 2001

The Wackenhut Corporation
Executive Offices
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida   33410-4243
Telephone: (561) 622-5656



General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Wackenhut Corporation (the "Company" or the "Corporation") for the Annual Meeting of the Shareholders of the Corporation to be held at the Four Seasons Resort Palm Beach, 2800 South Ocean Boulevard, Palm Beach, Florida, May 4, 2001, and all adjournments thereof. Please note the enclosed Proxy Card provides a means to withhold authority to vote for any individual director-nominee. Also note the format of the Proxy Card which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposal to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Corporation, the proposal to set aside 400,000 shares of Series B Common Stock of the Corporation to be utilized for issuance under the Key Employee Long-Term Incentive Stock Plan, the proposal to amend the Key Employee Long-Term Incentive Stock Plan, and the proposal to set aside a total of 150,000 shares of Series B Common Stock of the Corporation to be utilized for issuance under the Nonemployee Director Stock Option Plan. If the enclosed Proxy Card is executed properly and returned, the shares represented will be voted in accordance with those instructions.

A Proxy Card which is properly executed, returned and not revoked will be voted in accordance with the instructions indicated. A proxy voted by telephone and not revoked will be voted in accordance with the shareholder's instructions. If no instructions are given, proxies which are signed and returned or voted by telephone will be voted as follows:

         FOR - the slate of Directors proposed by the Board of Directors;

         FOR - the proposal to ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of the Corporation;

         FOR - the proposal to set aside 400,000 shares of Series B Common Stock of the Corporation to be utilized for issuance under the Key Employee Long-Term Incentive Stock Plan;

         FOR - the proposal to amend the Key Employee Long-Term Incentive Stock Plan; and

         FOR - the proposal to set aside of 150,000 shares of Series B Common Stock of the Corporation to be utilized for issuance under the Nonemployee Director Stock Option Plan.

The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. Management is not aware of any other matters to be presented for action by shareholders before the Annual Meeting. If any such matter or matters properly come before the Annual Meeting, it is understood that the designated proxy holders have discretionary authority to vote thereon.

Holders of shares of the Series A Common Stock of the Corporation of record as of the close of business on March 16, 2001, will be entitled to one vote for each share of stock standing in their name on the books of The Wackenhut Corporation.

On March 16, 2001, 3,855,582 shares of Series A Common Stock were outstanding. The Series A Common Stock will vote as a single class for the election of Directors, to ratify the appointment of Arthur Andersen LLP, to set aside 400,000 shares of Series B Common Stock to be utilized for issuance under the Key Employee Long-Term Incentive Stock Plan, the proposal to amend the Key Employee Long-Term Incentive Stock Plan, and the proposal to set aside 150,000 shares of Series B Common Stock of the Corporation to be utilized for issuance under the Nonemployee Director Stock Option Plan and on any other matter which may properly come before the meeting.

The presence, in person or by proxy, of at least a majority of the total number of shares of Series A Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. With the exception of the election of directors which requires a plurality of the votes cast, the affirmative vote of a majority of the shares of Series A Common Stock represented at the Meeting is required to approve any other proposals. Shares of Series A Common Stock represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal. If less than a majority of the outstanding shares of Series A Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to the Corporation or attending the meeting and voting the shares.

The cost of preparation, assembly and mailing this Proxy Statement material will be borne by the Corporation. It is contemplated that the solicitation of proxies will be entirely by mail. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of the Corporation on or about March 30, 2001.

THE ELECTION OF DIRECTORS

The Board of Directors will be comprised of twelve (12) members. Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and have qualified. Twelve (12) of the nominees are presently directors of the Corporation who were elected by the shareholders at their last annual meeting.

If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors. A brief biographical statement for each nominee follows:

NOMINEE AND YEAR                    PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR               AND OTHER INFORMATION
--------------------------------------------------------------------------------

JULIUS W. BECTON, JR.
1994
AGE 74
                                    General Becton's most recent position was Chief Executive Officer/Superintendent of the Washington, D.C. Public School System. He is also a former President of Prairie View A&M University. He entered the Army as a Private in 1944 and rose to the rank of Lieutenant General. While in the Army, he commanded the lst Cavalry Division and the VII Corps, and was the Deputy Commanding General of the U.S. Army Training and Doctrine Command. He is a veteran of three wars, World War II, the Korean War and Vietnam. After departing the service in 1983, he served as Director of the Office of U.S. Foreign Disaster Assistance, and from 1985 to 1989 was the Director, Federal Emergency Management Agency. He was later Chief Operating Officer for American Coastal Industries, Inc. He is on the Boards of Directors of General Dynamics Corporation, NSC Discovery Center, Inc., and the Marine Spill Response Corporation. He is a member of the Defense Science Board Readiness Task Force. He is a trustee of the George C. Marshall Foundation, and serves on the boards of several civic public service organizations. He received numerous U.S. Army service and valor awards, including the Distinguished Service Medal; and the Distinguished Service Award for his service as Director, Federal Emergency Management Agency. He has a B.S. from Prairie View A&M University; an M.A. in Economics from the University of Maryland, and has been awarded honorary Doctor of Laws degrees by four universities. (d)(e)(f)

NOMINEE AND YEAR                    PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR               AND OTHER INFORMATION
--------------------------------------------------------------------------------

ALAN B. BERNSTEIN
1998
AGE 53
                                    Mr. Bernstein has been Chief Operating
                                    Officer since March, 2000 and has been
                                    Executive Vice President of the Corporation since 1991, and is also President of the Corporation's Global Security Group. Mr. Bernstein has been with the Corporation since 1976, except for a period in 1982 when he was a partner in a family-owned security alarm business in New York State. He was appointed President, Wackenhut Systems Corporation in 1983, and subsequently was named Vice President, Corporate Business Development in 1984; Vice President, Domestic Operations in 1985; and was Senior Vice President, Domestic Operations from 1986-91. He also serves on the Boards of several subsidiaries of the Corporation. He is a member of the American Society for Industrial Security. He has a B.S.E.E. degree from the University of Rochester, and an M.B.A. degree from Cornell University.
                                    (d)(f)

CARROLL A. CAMPBELL, JR.
1997
AGE 60
                                    Governor Campbell served two terms as the Governor of South Carolina (1987-95), and four terms representing South Carolina's fourth district in the U.S. House of Representatives (1979-86). He also served in the South Carolina House of Representatives (1970-74) and was elected to the South Carolina Senate in 1976. While serving as Governor, he was also Chairman of the National Governors Association (1993-94) and co-chair of the National Governors Association Task Force on Education. He is recognized as a leader in promoting initiatives for excellence in education at the state and national levels, and has served as chairman of the National Education Goals Panel and co-chair of the National Council on Education Standards and Testing. Governor Campbell is currently the President and Chief Executive Officer of the American Council of Life Insurance. His business career began at age 19, when he co-founded a business which eventually developed a chain of 13 restaurants. He remains active today in several small business enterprises and serves on the Board of Directors for the Fluor Corporation, AVX Corporation, Norfolk Southern Corporation, and the Boy Scouts of America. He is EX OFFICIO board chairman for the Huntington Society, an arts foundation. He has an M.A. degree from American University, is a member of three national honor societies, and holds nine honorary doctorate degrees. (b)(e)

NOMINEE AND YEAR                    PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR               AND OTHER INFORMATION
--------------------------------------------------------------------------------

BENJAMIN R. CIVILETTI
1998
AGE 65
                                    Mr. Civiletti has been Chairman of the law firm Venable, Baetjer and Howard since 1993 and was Managing Partner of the firm from 1987 to 1993. From 1979 to 1980, Mr.
                                    Civiletti served as the Attorney General of the United States. Mr. Civiletti is former Chairman of the Board of Greater Baltimore Medical Center and the Founding Chairman of the Maryland Legal Services Corporation; a Director of Bethlehem Steel Corporation, and a Director of MBNA Corporation and MBNA International. Mr. Civiletti has served as a Director of Wackenhut Corrections Corporation since April 1994. Mr. Civiletti is a Fellow of the American Bar Foundation, the American Law Institute, and the American College of Trial Lawyers. Mr. Civiletti was Chairman of the Maryland Governor's Commission on Welfare Policy in 1993, and a member of the Maryland Governor's Task Force on Alternatives to Incarceration in 1991.
                                    (b)(c)

ANNE NEWMAN FOREMAN
1993
AGE 53
                                    Mrs. Foreman served as Under Secretary of the United States Air Force from September 1989 until January 1993. Prior to her tenure as Under Secretary, she was General Counsel of the Department of the Air Force and a member of the Department's Intelligence Oversight Board. Mrs. Foreman served in the White House as Associate Director of Presidential Personnel for National Security (1985-1987) and practiced law with the Washington office of the Houston-based law firm of Bracewell and Patterson, and with the British solicitors Boodle Hatfield, Co., in London, England (1979-1985). Mrs. Foreman is a former member of the career Foreign Service, having served in Beirut, Lebanon; Tunis, Tunisia, and the U.S. Mission to the United Nations in New York. She was a U.S. Delegate to the 3lst Session of the U.N. General Assembly and to the 62nd Session of the U.N. Economic and Social Council. Mrs. Foreman received a B.A. degree, Magna Cum Laude, from the University of Southern California and a M.A. (History) from the same institution. She also holds a J.D. from American University and was awarded an Honorary Doctorate of Laws from Troy State University. Mrs. Foreman is a member of Phi Beta Kappa, has been a member of numerous Presidential delegations, and was twice awarded the Air Force Medal for Distinguished Civilian Service. Mrs. Foreman is a member of the Board of Directors of Ultra Electronics Defense, Inc. of Advanced Programming Concepts, Inc., and of Trust Securities, Inc. She also serves as a trustee of The National Gypsum Company Settlement Trust and as Director and Treasurer of the Asbestos Claims Management Corporation. (d)(e)

NOMINEE AND YEAR                    PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR               AND OTHER INFORMATION
--------------------------------------------------------------------------------

EDWARD L. HENNESSY, JR.
1993
AGE 73
                                    Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of AlliedSignal Inc. from 1979 to 1991. He was previously Executive Vice President and member of the Board of Directors and Executive Committee of United Technologies Corporation, Senior Vice President for Administration and Finance for Heublein, Inc. and Controller with IT&T Corporation. He is a member of the Board of Directors of Avanir Pharmaceuticals Corp. He is a Trustee of The Catholic University of America, a Director of The Coast Guard Academy Foundation, Inc., founding President of the Tri-County Scholarship Fund and Vice-Chairman of the March of Dimes. He was a member of The President's Private Sector Survey on Cost Control, The (New Jersey) Governor's Management Improvement Plan, Inc., and the Tender Offer Advisory Committee of the Securities & Exchange Commission. He also is a member of The Conference Board, Inc. and the Economic Club of New York. He has numerous honorary degrees and is a graduate of Fairleigh Dickinson University in New Jersey, where he is a former Trustee and Chairman of the University's Board. (a)(c)


PAUL X. KELLEY
1988
AGE 72

                                    General Kelley is a Partner with J.F.
                                    Lehman, Inc., a New York private investment firm. He served as Vice Chairman, Cassidy & Associates, Inc., a government relations firm from 1989 to 1998. Prior to that, he was Commandant of the Marine Corps and Member of the Joint Chiefs of Staff from 1983 until his retirement in 1987. He currently serves on the Board of Directors of London Life Reinsurance Company, a reinsurance company; Park Place Entertainment Corporation, a gaming company; Saul Centers, Inc., a real estate investment trust; Sturm, Ruger & Company, Inc., a firearms company; and UST, Inc., a smokeless tobaco, cigar and wine company. He is the recipient of numerous awards for valor and distinguished service during thirty-seven years of active military service. General Kelley has a B.S. in Economics from Villanova University and is a Distinguished Graduate of the Air War College. He is the recipient of five honorary doctorate degrees from major universities. (b)(c)(e)

NOMINEE AND YEAR                    PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR               AND OTHER INFORMATION
--------------------------------------------------------------------------------

NANCY CLARK REYNOLDS
1986
AGE 73
                                    Ms. Reynolds is Senior Consultant of The
                                    Wexler Group, a governmental relations and public affairs consulting firm in Washington, D.C. She is a member of the Board of the National Park Foundation and a trustee of the Smithsonian Museum of the American Indian. She is a past President of the Business and Government Relations Council. Ms. Reynolds is also currently Chairman of Crow Canyon Archaeological Center in Cortez, Colorado. She was formerly a Director of the Chicago Mercantile Exchange, G.D. Searle & Co., Sears, Roebuck & Co., Allstate Insurance Company and Viacom International. From 1977-82, she was a Vice President of the Bendix Corporation. She received her B.A. degree in English from Goucher College and an Honorary Degree of Law from Gonzaga University. (b)(f)


JOHN F. RUFFLE
1998
AGE 63
                                    Mr. Ruffle is a retired Vice Chairman and Director of J.P. Morgan & Co., Inc. and Morgan Guaranty Trust Company of New York. He joined J.P. Morgan in 1970 as Controller and was named CFO in 1980, and elected Vice Chairman in 1985. Earlier, he was Assistant Treasurer and Director of Accounting for International Paper Company. Mr. Ruffle also serves as a Director of Bethlehem Steel Corporation, American Shared Hospital Services and Trident Corporation, and Wackenhut Corrections Corporation. He is a Trustee of the Johns Hopkins University and of JPM Series Trust II (mutual funds). He is a past President of the Board of Trustees of the Financial Accounting Foundation and a past Chairman of the Financial Executives Institute, and in 1991 received the Financial Executive Institute's National Award for Distinguished Service. Mr. Ruffle is a graduate of the Johns Hopkins University and earned an M.B.A. in Finance from Rutgers University. He is also a CPA.
                                    (c)(d)

THOMAS P. STAFFORD
1991
AGE 70
                                    General Stafford is a Consultant for the firm of General Technical Services, Inc., which he joined in 1984. He is also Vice Chairman and co-founder of Stafford, Burke and Hecker, Inc., a Washington-based consulting firm. After serving as an astronaut for a number of years, he retired in 1979 from the Air Force as Deputy Chief of Staff for Research, Development and Acquisition and served as Vice Chairman of Gibraltar Exploration Limited until 1984. Gen. Stafford is also Chairman of the Board of Omega Watch Corporation of America and is a Director of CMI Corporation; Cycomm International, Inc.; Seagate Technology, Inc.; Timet, Inc.; and Tremont Corporation. General Stafford served as a Director of the Corporation from 1991 to 1996. (b)(c)(e)

NOMINEE AND YEAR                    PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR               AND OTHER INFORMATION
--------------------------------------------------------------------------------

GEORGE R. WACKENHUT
1958
AGE 81
                                    Mr. Wackenhut is Chairman of the Board and was Chief Executive Officer of the Corporation until February 17, 2000. He was President of the Corporation from the time it was founded until April 26, 1986. He formerly was a Special Agent of the Federal Bureau of Investigation. Mr. Wackenhut is Chairman of the Board of Directors of Wackenhut Corrections Corporation, a member of the Board of Trustees of Correctional Properties Trust, a former member of the Board of Directors of SSJ Medical Development, Inc., Miami, Florida, and is on the Dean's Advisory Board of the University of Miami School of Business. He is on the National Council of Trustees, Freedoms Foundation at Valley Forge, the President's Advisory Council for the Small Business Administration, Region IV, and a member of the National Board of the National Soccer Hall of Fame. He is a past participant in the Florida Governor's War on Crime and a past member of the Law Enforcement Council, National Council on Crime and Delinquency, and the Board of Visitors of the U.S. Army Military Police School. He is also a member of the American Society for Industrial Security. Mr. Wackenhut was a recipient in 1990 of the Labor Order of Merit, First Class, from the government of Venezuela; and, in 1999 was awarded the distinguished Ellis Island Medal of Honor by the National Ethnic Coalition of Organizations. He has been designated a "distinguished alumnus" by West Chester University, the University of Hawaii, and Johns Hopkins University. He was inducted into the West Chester University Hall of Fame; the Athlete's Hall of Fame in his home county, Delaware County, PA; and the "Wall of Fame", consisting of prominent graduates of Upper Darby (PA) High School. He received his B.S. degree from the University of Hawaii and his M.Ed. degree from Johns Hopkins University. Mr. Wackenhut is married to Ruth J. Wackenhut, the Secretary of the Corporation. His son, Richard R. Wackenhut, is Vice Chairman of the Board, President and Chief Executive Officer of the Corporation and is a nominee for Director. (a)(f)

RICHARD R. WACKENHUT
1986
AGE 53
                                    Mr. Wackenhut has been Vice Chairman of the Board since August 1999, and President and Chief Executive Officer since February 17, 2000. He was President and Chief Operating Officer of the Corporation from April, 1986 to February 2000. He was formerly Senior Vice President, Operations from 1983-1986. He was Manager of Physical Security from 1973-74. He also served as Manager, Development at the Corporation's Headquarters from 1974-76; Area Manager, Columbia, SC from 1976-77; District Manager, Columbia, SC from 1977-79; Director, Physical Security Division at Corporate Headquarters 1979-80; Vice President, Operations from 1981-82; and Senior Vice President, Domestic Operations from 1982-83. Mr. Wackenhut is a member of the Board of Directors of Wackenhut Corrections Corporation, a Director of Wackenhut del Ecuador, S.A.; Wackenhut UK, Limited; Wackenhut Dominicana, S.A.; Wackenhut Resources, Inc.; the Board of Trustees of Correctional Properties Trust; and a Director of several domestic subsidiaries of the Corporation. He is Vice Chairman of Associated Industries of Florida. He is also a member of the American Society for Industrial Security, a member of The Citadel Advisory Council, a member of the International Security Management Association, and the International Association of Chiefs of Police. He received his B.A. degree from The Citadel in 1969, and completed the Advanced Management Program of the Harvard University School of Business Administration in 1987. Mr. Wackenhut is the son of George R. Wackenhut, a Director-Nominee, and Ruth J. Wackenhut, Secretary of the Corporation. (a)(d)

      (a)  Member of Executive Committee
      (b)  Member of Nominating and Compensation Committee
      (c)  Member of Audit and Finance Committee
      (d)  Member of Corporate Planning Committee
      (e)  Member of Operations and Oversight Committee
      (f)  Member of Fair Employment Practices Committee

THE ELECTION OF THE DIRECTORS LISTED ON THE PREVIOUS PAGES WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES PRESENT OR REPRESENTED AT THE SHAREHOLDERS MEETING. ABSTENTIONS WILL BE TREATED AS SHARES REPRESENTED AT THE MEETING AND THEREFORE WILL BE THE EQUIVALENT OF A NEGATIVE VOTE, AND BROKER NON-VOTES WILL NOT BE CONSIDERED AS SHARES REPRESENTED AT THE MEETING.

COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES OF THE BOARD OF DIRECTORS

The Wackenhut Corporation has an Audit and Finance Committee whose members are as follows:

         Edward L. Hennessy, Jr., Chairman    John F. Ruffle, Vice Chairman
         Paul X. Kelley                       Benjamin R. Civiletti
         Thomas P. Stafford

The Audit and Finance Committee met four times during the past fiscal year.

The Audit and Finance Committee's principal functions and responsibilities are set forth in the Audit and Finance Committee Charter which has been adopted by the Board of Directors and is included with this Proxy Statement as Appendix I.

The Report of the Audit and Finance Committee is included later in this Proxy Statement.

The Wackenhut Corporation also has a Nominating and Compensation Committee which, in addition to its role in recommending compensation for the Chief Executive Officer and the other executive officers, evaluates possible Director nominees and makes recommendations concerning such nominees to the Board of Directors, and recommends to the Chairman and the Board itself the composition of Board Committees and nominees for officers of the Corporation. See the Report of the Compensation Committee later in this Proxy Statement.

Shareholders desiring to suggest qualified nominees for director should advise the Assistant Secretary of the Corporation in writing and include biographical material to permit an appropriate evaluation.

A total number of four meetings of the Board of Directors was held during the 2000 fiscal year.

Mr. Carroll A. Campbell attended less than 75% of Board and assigned Committee meetings during the fiscal 2000.

AUDIT FEES

The aggregate fees billed by Arthur Andersen LLP, the Corporation's independent certified public accountant, for professional services rendered for the audit of the Corporation's annual consolidated financial statements (Form 10-K) for the most recently completed fiscal year and the reviews of the consolidated financial statements included in the Corporation's quarterly condensed consolidated financial statements (Forms 10-Q) for the most recently completed fiscal year were $730,000.

FINANCIAL INFORMATION SYSTEMS DESIGN

The aggregate fees billed by Arthur Andersen LLP, the Corporation's independent certified public accountant, for professional services such as directly or indirectly operating, or supervising the operation of the Corporation's information system or managing the Corporation's local area network or designing or implementing a hardware or software system that aggregates source data underlying the consolidated financial statements or generates information that is significant to the Corporation's consolidated financial statements taken as a whole for the most recently completed fiscal year were $0.

ALL OTHER FEES

The aggregate fees billed for services rendered by Arthur Andersen LLP, the Corporation's independent certified public accountant, other than services covered in the proceeding paragraphs for the most recently completed fiscal year were $341,526.

No engagement hours were attributed to work performed by persons other than full-time employees of Arthur Andersen LLP.

A representative of Arthur Andersen LLP, the principal independent certified public accountants of the Corporation for the most recently completed fiscal year, is expected to be present at the shareholders meeting and shall have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised orally at the meeting.

SECURITY OWNERSHIP

The following table shows the number of shares of the Corporation's Series A and Series B Common Stock, each with a par value of $.10 per share, that was beneficially owned as of March 7, 2000, by each Director-Nominee for election as director at the 2001 Annual Meeting of Shareholders, by each named executive officer, by all Director-Nominees and executive officers as a group, and by each person or group who was known by the Corporation to beneficially own more than 5% of the Corporation's outstanding Series A or Series B Common Stock.


                                                                 COMMON STOCK

                                              SERIES A (VOTING)                SERIES B (NON-VOTING)

BENEFICIAL OWNER (1)                       AMOUNT &                             AMOUNT &
                                            NATURE          PERCENT              NATURE         PERCENT
                                         OF BENEFICIAL        OF              OF BENEFICIAL       OF
                                         OWNERSHIP (2)       CLASS           OWNERSHIP (2)(6)    CLASS

DIRECTOR NOMINEES

Julius W. Becton                               0               -                 20,656             *
Alan B. Bernstein                            500               *                281,444           2.52
Carroll A. Campbell                            0               -                 16,000             *
Benjamin R. Civiletti                          0               -                 14,000             *
Ann Newman Foreman                           200               *                 20,550             *
Edward L. Hennessey, Jr.                     200               *                 20,862(3)          *
Paul X. Kelley                             1,000(3)            *                 22,937(3)          *
John F. Ruffle                               500               *                 15,000             *
Nancy Clark Reynolds                       1,400               *                 21,912             *
Thomas P. Stafford                             0               -                 16,500             *
George R. Wackenhut                    1,929,606(4)          50.05            2,456,506           22.00
Richard R. Wackenhut                          65               *                963,086(5)         8.63


NAMED EXECUTIVE OFFICERS

George C. Zoley                                0               -                    0
Philip L. Maslowe                              0               -                156,761            1.4

ALL NOMINEES & EXECUTIVE               1,933,471             50.15            4,562,529           40.50
 OFFICERS AS A GROUP

OTHER

Dimensional Fund Advisor, Inc. (7)       260,200              6.75
FleetBoston Financial Corporation (8)    195,800              5.08
Eagle Asset Management, Inc. (9)                                                989,915            8.87
Neuberger Berman, Inc. (10)                                                     681,587            6.10


*Beneficially owns less than 1%

       (1) Unless stated otherwise, the address of the beneficial owners is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410.

       (2) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. Each person reported as the beneficial owner of stock owned of record by, or in joint tenancy with another person, has only shared voting and investment power over the stock.

      (3)  All shares held jointly with his wife.

      (4) George R. Wackenhut and Ruth J. Wackenhut, his wife and Secretary of the Corporation, through trusts over which they have sole dispositive and voting power, control 50.05% of the issued and outstanding voting common stock of The Wackenhut Corporation.

      (5) 65 shares of Series A and 137 shares of Series B held in trust for daughter, Jennifer A. Wackenhut, under Florida Gifts to Minors Act and 698,155 Series B shares held in an irrevocable family trust for the benefit of Richard R. Wackenhut and the balance held directly by him.

      (6) Includes Series B shares over which the Executive Officers and Director Nominees have options.

      (7) The principal business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 1st Floor, Santa Monica, CA 90401.

      (8) The principal business address of FleetBoston Financial is 100 Federal Street, Boston, MA 02110.

      (9) The principal business address of Eagle Asset Management, Inc. is 880 Carillon Pkwy, St. Petersburg, FL 33716.

     (10) Persons Filing: Neuberger Berman, Inc. and Neuberger Berman, LLC both with principal business addresses of 605 Third Avenue, New York, NY 10158-3698.

EXECUTIVE COMPENSATION

The following table shows remuneration paid or accrued by the Corporation during the fiscal year ended December 31, 2000, and each of the two preceding fiscal years, to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Corporation other than the Chief Executive Officer for services in all capacities while they were employees of the Company, and the capacities in which the services were rendered.

SUMMARY COMPENSATION TABLE

                               Annual Compensation                           Long-Term Compensation
                               -----------------------------    -----------------------------------
                                                                          Awards             Payouts
                                                                 ------------------------    -------
                                                                 Restricted   Securities             All Other
                                                                   Stock      Underlying      LTIP     Compen-
                                                                   Awards       Options/     Payouts   sation
Name and Principal Position    Year    Salary ($)(1)  Bonus ($)    ($)(2)     SARs (#) (3)     ($)   ($)(4)(5)(6)
-----------------------------------------------------------------------------------------------------------------

George R. Wackenhut,            2000      1,584,000   620,000    269,500        100,000      83,565    16,543
Chairman of the Board           1999      1,316,000   620,000    231,000         30,000     152,830    16,543
                                1998      1,154,000   537,000       -            30,000     344,363    16,543

Richard R. Wackenhut,           2000      1,050,000   411,000     69,993        100,000      32,222    87,706
Vice Chairman of the Board      1999        872,000   411,000     58,328         25,000      58,820    95,000
and Chief Executive Officer     1998        772,000   410,000     46,662         25,000     135,069   517,664

Alan B. Bernstein,              2000        600,000   258,500     35,996         75,000      17,611   202,945
Executive Vice President, COO   1999        500,000   235,000     29,997         20,000      31,260    82,000
and President, Global           1998        456,000   260,000     25,497         20,000      68,519   297,040
Security

George C. Zoley                 2000        575,000      -           -           70,000         -         -
Wackenhut Corrections           1999        500,000   195,500        -           33,000         -         -
Corporation, Vice Chairman      1998        436,000   227,000        -           30,000         -         -
Chief Executive Officer
and Director

Philip L. Maslowe               2000        380,000   147,700     20,265         50,000      11,054   229,706
Executive Vice President -      1999        325,000   145,000     17,598         15,000       6,330    48,000
Finance and Chief               1998        316,000   176,000     15,998         10,000         -     141,842
Financial Officer

(1) George R. Wackenhut also received $375,000 in salary and $98,559 in bonus for 2000 and $375,000 in salary and $127,000 in bonus for 1999 from Wackenhut Corrections Corporation in addition to the amounts reported above.

     (2) The aggregate number and value of restricted stock holdings (including restricted stock units and performance shares) based upon the Series B Common Stock fair market value at December 31, 2000 is as follows:

                           RESTRICTED
                              STOCK   PERFORMANCE    TOTAL         FAIR
                              UNITS      SHARES   UNITS/SHARES  MARKET VALUE

          G. R. Wackenhut     41,114      41,114    82,228       $709,217

          R. R. Wackenhut     29,796      21,167    50,963        439,556

          A. B. Bernstein     15,107      10,886    25,993        224,190

          P. L. Maslowe        4,202       6,210    10,412         89,804

          G. C. Zoley            -           -        -             -


         Restricted stock units do not vest until seven years of continuous employment from the date of grant.

     (3) The following securities underlying options were granted under stock option plans of Wackenhut Corrections Corporation:

                                          Securities Underlying Options (#)

                  Name                    2000            1999          1998
          ---------------------------- -----------------------------------------
          George R. Wackenhut              -               -             -
          Richard R. Wackenhut             -               -             -
          Alan B. Bernstein                -               -             -
          Philip L. Maslowe                -               -             -
          George C. Zoley                70,000          33,000        30,000


     (4) The cost of a split-dollar life insurance policy covering G.R. Wackenhut and R. J. Wackenhut.

     (5) This column represents (except for the Chairman of the Board) the cost of providing for liabilities under the Senior Officer Retirement Plan except for G.C. Zoley who is provided for under the Corrections Subsidiary Senior Officer Retirement Plan.

     (6) This column includes early distributions of deferred compensation in 1998 for R. Wackenhut $244,664, A. Bernstein $63,040 and F. Carrizosa $140,161.

LONG-TERM INCENTIVE PLAN - AWARDS IN THE LAST FISCAL YEAR

The following table sets forth certain information concerning awards made under the Company's Key Employee Long-Term Incentive Stock Plan to the named executives during fiscal 2000. The Plan is a series of successive overlapping three-year periods commencing the first day of each fiscal year. Awards are earned only if certain predetermined criteria are met. Adjustments may be made in awards to consider aspects of performance that may not be reflected in the Company's financial reports.


                                                                       Estimated Future Payouts
                         Number of     Performance               Under Non-stock Price-based Plan (1)
                          Shares,       or Other
                         Units, or    Period Until               Threshold             Target        Maximum
                           Other       Maturation                 Payout               Payout        Payout
                           Rights         or
Name                      (#) (1)      Payout (2)                  ($)                   ($)           ($)
---------------------------------------------------------------------------------------------------------------
George R. Wackenhut          27,819     2000-2002                134,750               269,500       404,250

Richard R. Wackenhut         14,452     2000-2002                 70,004               140,007       210,011

Alan B. Bernstein             7,433     2000-2002                 36,002                72,004       108,006

George C. Zoley                 -          -                        -                     -             -

Philip L. Maslowe             4,184     2000-2002                 20,268                40,535        60,803


(1) Performance shares and restricted stock units are awarded under the Plan, however, only performance shares are reflected above since restricted stock units are not contingent upon performance and are reported separately in the Summary Compensation Table Long Term Compensation Restricted Stock Awards column.

(2) Earnings per share performance goals are set by the Nominating and Compensation Committee for all of the three-year performance cycles.

OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR


                                           Individual Grants
-------------------------------------------------------------------------------
                                                                                    Potential Realizable Value
                            Number of   % of Total                                    at Assumed Annual Rates
                            Securities  Options/SARs                                of Stock Price Appreciation
                            Underlying   Granted to    Exercise or                       for Option Term (3)
                           Options/SARs Employees in    Base Price   Expiration     ----------------------------------
       Name                  Granted     Fiscal Year    ($/Share)       Date             5% ($)           10% ($)
--------------------     ---------------------------------------------------------------------------------------------
George R. Wackenhut  (1)     90,000         17.0%         9.750       Feb, 2010          552,046           1,399,103
                             10,000         17.3%         9.375       May, 2010           58,959             149,413

Richard R. Wackenhut (1)     90,000         17.0%         9.750       Feb, 2010          552,045           1,399,103
                             10,000         17.3%         9.375        May, 2010          58,959             149,413


Alan B. Bernstein    (1)     67,500         12.8%         9.750       Feb, 2010          414,034           1,049,327
                              7,500         13.0%         9.375       May, 2010           44,219             112,060


George C. Zoley      (2)     70,000         24.1%         8.438       Feb, 2010          371,441             941,304



Philip L. Maslowe    (1)     45,000          8.5%         9.750       Feb, 2010          276,023             699,552
                              5,000          8.7%         9.375       May, 2010           29,479              74,707

     (1) Options granted under the Key Employee Long-Term Incentive Stock Plan of the Corporation (the "Incentive Stock Plan").
     (2) Options granted under Wackenhut Corrections Corporation's Stock Option Plan (the "Second Plan").
     (3) The full option term was used in the 5% and 10% annual growth projections for the price of the underlying stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                         Number of
                                                                         Securities               Value of
                                                                         Underlying             Unexercised
                                                                        Unexercised             In-the Money
                                                                        Options/SARs            Options/SARs
                                                                         at Fiscal               At Fiscal
                                                                        Year-end (#)            Year-End ($)
                                         Shares                    ----------------------------------------------
                                        Acquired         Value
                                       on Exercise     Realized       Exercisable (E)/        Exercisable (E)/
                                           (#)            ($)        Unexercisable (U)        Unexercisable (U)
------------------------------       ----------------------------------------------------------------------------
George R. Wackenhut            (A)        NONE            NA               259,375        E         84,734       E
                               (B)        NONE            NA                32,864        E        202,935       E
                               (C)        NONE            NA                74,666        E        270,664       E

Richard R. Wackenhut           (A)        NONE            NA               214,500        E         14,790       E
                               (C)        NONE            NA                74,666        E        270,664       E

Alan B. Bernstein              (A)        NONE            NA               167,788        E         55,556       E
                               (C)        NONE            NA                46,000        E        166,750       E

George C. Zoley                (C)        NONE            NA               194,000        E         90,625       E
                                                                             4,000        U              0       U

Philip L. Maslowe              (A)        NONE            NA               105,000        E              0       E


   (A) The Key Employee Long-Term Incentive Stock Plan of the Corporation
       (the "Incentive Stock Plan")
   (B) Wackenhut Corrections Corporation 1994 Stock Option Plan (the "First
       Plan")
   (C) Wackenhut Corrections Corporation Stock Option Plan (the "Second Plan")

EMPLOYMENT AND SEVERANCE AGREEMENTS

EMPLOYMENT AGREEMENT WITH GEORGE R. WACKENHUT

The Corporation entered into a three-year employment agreement with George R. Wackenhut who is the Chairman of the Board of Directors, effective as of March 17, 2000. The employment agreement provides that George Wackenhut will receive an initial annual base salary of $1,584,000, subject to possible increases from time to time in the sole discretion of the Board of Directors or the Compensation Committee. In addition, George Wackenhut will be eligible for an annual bonus of a minimum of 35% of his base salary, based on the achievement of certain targets and incentives. The employment agreement also provides for certain benefits to George Wackenhut including life and health insurance, an automobile allowance, and other benefits generally available to executive officers.

The Corporation or George Wackenhut may terminate the employment agreement for any reason. Upon such termination of employment, George Wackenhut will be entitled to receive the following: (1) the unpaid portion of his salary payable through the date of termination of employment; (2) all vested accrued benefits as of the date of termination of employment that he is entitled to under the Corporation's benefit plans; (3) all of the Corporation's interest in any automobile used by George Wackenhut and the payment of the balance of any outstanding loan or lease on such automobile; and (4) the Retirement Benefit described below.

In the event of termination of George Wackenhut's employment for any reason, he and his spouse will be entitled to receive, on an annual basis, for the remainder of George Wackenhut's life, and upon his death, for the remainder of his spouse's life, any benefits or perquisites requested by him (or in the event of his death, his spouse), not to exceed $250,000 per year (the "Retirement Benefit").

The employment agreement provides that if any payment to George Wackenhut thereunder would be subject to federal excise taxes imposed on certain severance payments, the Corporation will make an additional payment to him to cover any such tax payable by him and the taxes on such gross-up payment.

EMPLOYMENT AGREEMENT WITH RICHARD R. WACKENHUT

The Corporation entered into a ten year employment agreement with Richard R. Wackenhut to act as the Chief Executive Officer of the Corporation, effective as of March 17, 2000. The employment agreement provides that Richard Wackenhut will receive an initial annual base salary of $1,050,000, subject to possible increases from time to time in the sole discretion of the Board of Directors or the Compensation Committee. In addition, Richard Wackenhut will be eligible for an annual bonus of a minimum of 35% of his base salary, based on the achievement of certain targets and incentives. The employment agreement also provides for certain benefits to Richard Wackenhut including life and health insurance, an automobile allowance and other benefits generally available to executive officers.

If the Corporation terminates Richard Wackenhut's employment for any reason other than death, or if he elects to terminate his employment for "good reason", as defined in his employment agreement, he will be entitled to the following:
(1) a lump sum payment equal to the number of years remaining under the employment agreement multiplied by the sum of his annual salary and the greater of his most recent target or actual annual bonus payment (the "Special Termination Payment"); (2) the continuation of his employee benefits for the remainder of the term of the employment agreement; (3) immediate vesting of awards granted pursuant to the Corporation's Employee Long-Term Incentive Stock Plan and other stock options, without regard to restrictions on restricted stock and performance targets with respect to performance units or shares; (4) all of the Corporation's interest in any automobile used by Richard Wackenhut and the payment of the balance of any outstanding loan or lease on such automobile; (5) the present value of all cash payments pursuant to the amended Retirement Agreement (as described in the "Senior Officer Retirement Plan") as if he had remained employed until the Retirement Date defined therein; and (6) the dollar value of the sum of vacation time had he remained employed and accrued vacation time.

If Richard Wackenhut's employment is terminated due to his death, his estate will be entitled to the following: (1) earned and unpaid base salary; and (2) the Special Termination Payment.

If, more than 18 months after a Change in Control (as defined below), Richard Wackenhut terminates his employment, he would be entitled to receive the benefits described in the previous paragraph regarding termination for good reason. A Change in Control for purposes of Richard Wackenhut's employment agreement generally includes the occurrence of any of the following: (1) any person, other than exempt persons (including the Controlling Shareholder Group [as defined below], becomes a beneficial owner of 30% or more of the combined voting power of the Corporation's outstanding securities; (2) the approval by shareholders of a merger or consolidation, except a merger or consolidation where existing shareholders would own more than 80% of the combined voting power of the voting securities of the Corporation or the surviving company; (3) the approval by shareholders of a liquidation or the sale or disposition of all or substantially all of the Corporation's assets; or (4) the

Controlling Shareholder Group (as defined below) owns 30% or less of the combined voting stock of the Corporation. A Change in Control will not be deemed to occur if Richard Wackenhut is part of the purchasing group which consummates a transaction causing a Change in Control. The Controlling Shareholder Group includes George Wackenhut, his spouse and lineal descendants, trusts formed for the benefit of such persons, and affiliates of such persons.

The employment agreement provides that if any payment to Richard Wackenhut thereunder would be subject to federal excise taxes imposed on certain severance payments, the Corporation will make an additional payment to him to cover any such tax payable by him and the taxes on such gross-up payment.

SEVERANCE AGREEMENTS

The Corporation entered into severance agreements with Alan Bernstein, Philip Maslowe and certain other officers, effective as of March 17, 2000. The severance agreements provide that if an officer's employment ceases for any reason during the 12 month period following a Change in Control (as defined above in the employment agreement for Richard Wackenhut), he or she will be entitled to the following: (1) a lump sum payment equal to three times the sum of his or her annual salary and the greater of his or her most recent target or actual annual bonus payment; (2) the continuation of his or her employee benefits for three years, or at the election of the officer, an amount equal to the present value of the cost of providing such benefits; (3) immediate vesting of awards granted pursuant to the Corporation's Employee Long-Term Incentive Stock Plan and other stock options, without regard to restrictions on restricted stock and performance targets with respect to performance units or shares; (4) all of the Corporation's interest in any automobile used by the officer and the payment of the balance of any outstanding loan or lease on such automobile; (5) the present value of all cash payments pursuant to the Retirement Agreements (as described in the "Senior Officer Retirement Plan") as if he or she had remained employed until the retirement date defined therein; and (6) the dollar value of the sum of vacation time had he or she remained employed and accrued vacation time.

The severance agreements include a non-competition agreement for a period of 12 months after the termination of the officer's employment.

The severance agreements provide that if any payment to the officer thereunder would be subject to federal excise taxes imposed on certain severance payments, the Corporation will make an additional payment to him or her to cover any such tax payable by him or her and the taxes on such gross-up payment.

SENIOR OFFICER RETIREMENT PLAN

The following table sets forth the estimated annual benefits payable under the Retirement Plan for senior officers.

                                                       RETIREMENT PLAN TABLE
                                                          ANNUAL BENEFITS

                                        OFFICER                                   BENEFICIARIES
            R.R. Wackenhut    $  175,000       25 years                   $  100,000       12.5 years
            A.B. Bernstein       250,000       25 years                      100,000       12.5 years
            P. L. Maslowe        200,000       25 years                       50,000       12.5 years

The retirement benefits for senior officers are contained in deferred compensation agreements and senior officer retirement agreements between the Corporation, Richard Wackenhut, Alan Bernstein, Philip Maslowe, and certain other senior officers (the "Retirement Agreements"). The Retirement Agreements provide that the Corporation will pay certain sums to the senior officers or their beneficiaries for twenty five (25) years beginning on the date of their death or retirement after age 60, or to their beneficiaries for twelve and one half (12.5) years if they die before age 60.

On March 17, 2000, the Corporation amended the Retirement Agreements as follows:
(1) upon a Change of Control (as defined under "Employment Agreement with Richard R. Wackenhut"), the senior officers will be entitled to receive the payments disclosed in the Retirement Plan Table at the age of 55, rather than 60 years (the "Retirement Date"); (2) upon a Change of Control, they will be entitled to receive the present value of such payments as if they had been employed through the Retirement Date; and (3) the amounts payable to the senior officers and the duration of payments, other than payments to Richard Wackenhut, were increased.

With respect to the five most highly compensated executive officers of the Corporation, George Wackenhut is not a party to a Retirement Agreement, and George Zoley participates in an Executive Officer Retirement Plan established by Wackenhut Corrections Corporation. Philip Maslowe, Richard Wackenhut and Alan Bernstein are parties to Retirement Agreements and are vested in all benefits contained therein.

The following table sets forth the estimated annual benefits payable under the Executive Officer Retirement Plan to Dr. George Zoley:

                               PENSION PLAN TABLE

      REMUNERATION (1)
      ASSUMED AVERAGE                          ESTIMATED ANNUAL RETIREMENT BENEFITS (2)
      ANNUAL SALARY
      FOR FIVE-YEAR PERIOD
      PRECEDING                                             YEARS OF SERVICE
      RETIREMENT                10               15             20               25           30            35
       400,000                 46,835           78,112         108,502          137,840      129,927       120,529
       500,000                 64,835          105,112         144,502          182,840      174,927       165,529
       600,000                 82,835          132,112         180,502          227,840      219,927       210,529


       (1) The Retirement Plan is a defined benefit plan which bases benefits upon the participants final average annual salary earned during the last five years of credited service. Benefits under the Retirement Plan are offset by social security benefits.

       (2) Dr. Zoley is fully vested in the Retirement Plan with 19 years of service at the end of 2000.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Nominating and Compensation Committee of the Board of Directors (the "Compensation Committee") met three times in fiscal 2000. The Compensation Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. Among its duties, the Compensation Committee is responsible for recommending to the full Board the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee the Company's compensation plans for key employees. The Compensation Committee seeks to provide, through its administration of the Company's compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary, annual incentive bonuses, retirement plans (as noted earlier in this section of the Proxy Statement), and long-term incentive awards.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of the Company determines a salary for each senior executive position (exclusive of the COB and COO) that it believes is appropriate to attract and retain talented and experienced executives, and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officer's base salary for the immediately preceding fiscal year. From time to time, management obtains reports from independent organizations concerning compensation levels for reasonably comparable companies. This information is used as a market check on the reasonableness of the salaries proposed by management. The comparator companies are composed of a diversified group of service companies whose revenue, performance, and position matches were deemed relevant and appropriate by the outside firm. Management recommends executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is substantial deviation between the recommended salary and an officer's compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the COB and CEO), the Compensation Committee evaluates numerous factors, including the Company's operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with the Company. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, is utilized as appropriate. For example, the Compensation Committee may take into consideration an officer's efforts in positioning the Company for future growth.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the COB, CEO and the other named executive officers for the last three years. The increase in the CEO's salary for 2000 was attributable to the overall financial performance of the Company, strategic objectives and the quality of his leadership. In 2000, the Compensation Committee formally evaluated the performance of the CEO.

The Company has an incentive compensation plan (the Bonus Plan) for officers and key employees. The aggregate amount of incentive compensation payable under the Bonus Plan is based on the Company's consolidated revenue and income and Business Unit revenues and service profits. The Company exceeded target on revenues and fell short on the target for profit. The Bonus Plan is intended as an incentive for executives to increase both revenue and profit and uses these as factors in calculating the individual bonuses. The Bonus Plan formula weights these factors depending upon the position of the executive. For example, the President of a Business Unit is measured on factors of 60% Corporate results (30% corporate revenue and 30% corporate income) and 40% Business Unit service profit. All other positions are measured on weighted factors of 30% corporate revenue and 70% corporate income before taxes. An adjustment to the individual incentive award (up to 50% upward or 100% downward) may be applied to reflect individual performance. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation of same among the participants, are based on these factors, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan for 2000. The Company has elected to comply with Section 162(m) of the Internal Revenue Code to the extent it deems appropriate and has a bonus plan for the COB and the CEO that is based upon the Company's consolidated revenue (30%) and consolidated service profits (70%). Accordingly, there was no discretionary adjustment upward to the award.

The Company also maintains a Key Employee Long-Term Incentive Stock Plan (the Incentive Plan) for all executive officers, including the CEO and the other named officers. Participants in the Incentive Plan are assigned a target incentive award, stated as a percentage of such participant's base salary depending upon the participant's position with the Company. The target incentive award for fiscal 2000 for the COB, the CEO, Executive Vice Presidents of Security Services, and Senior Vice Presidents of the Company were 35%, 20%, 18% and 16%, respectively, of base salary.

Participants in the Incentive Plan may be granted one or more types of long-term incentive vehicles as awards. Initially, awards have been limited to grants of restricted stock units and/or performance shares. The Compensation

Committee determines the percentage of the target incentive award that will be allocated to restricted stock units and the percentage that will be allocated to performance shares. Awards in each category are earned only if certain predetermined criteria are met. In general, restricted stock unit awards are currently earned based on an employee's continued employment with the Company for a period of seven years from the date of grant, although the Compensation Committee can increase or decrease the time period for future grants and may also include performance criteria. Performance shares are earned only if certain three-year earnings per share performance goals established by the Compensation Committee are attained. In setting these goals for each three-year period, the Compensation Committee considers prior years' performance, industry trends, the performance of major financial indicators and the prevailing economic circumstances. In its discretion, the Compensation Committee may make adjustments to performance share awards to consider aspects of performance that may not be reflected in the Company's financial results. The Company also maintains a Stock Option Plan (the Plan) for executive officers, including the CEO and other key employees. Participants receive stock option grants based upon their overall contribution to the Corporation. Such options are granted at market value at the time of grant.

The purpose of the Incentive Plan is to reward superior corporate performance with a variable component of pay that can only be earned if performance criteria are met. The Incentive Plan is intended to encourage stock ownership by senior executives; to balance the short-term emphasis of the Bonus Plan with a longer-term perspective; to reinforce strategic goals by linking them to compensation; and to provide retention incentives for employees considered key to the future success of the Company.

By the Nominating and Compensation Committee:

        Paul X. Kelley, Chairman          Benjamin R. Civiletti, Vice Chairman
        Nancy Reynolds                    Thomas P. Stafford
        Carroll A. Campbell

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE AUDIT AND FINANCE COMMITTEE SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                       AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors of The Wackenhut Corporation met four (4) times during 2000. All members of the Audit and Finance Committee are independent as independence is defined in the applicable standard of the New York Stock Exchange.

The Audit and Finance Committee has adopted a written charter which sets forth its powers and duties. A copy of that charter is attached as an appendix to this Proxy Statement. In accordance with those powers and duties, the Audit and Finance Committee has:

    1. Reviewed and discussed the audited financial statements for the fiscal year with management;

    2. Discussed with the independent accountants the matters required to be discussed by SAS 61 (codification of Statements on Auditing Standards, AU sec 380) as then modified or supplemented;

    3. Received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit and Finance Committees," as then modified or supplemented, and has discussed with the independent accountant the independent accountants independence;

    4. Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit and Finance Committee recommends to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year for filing with the Securities and Exchange commission; and

    5. Reviewed its Charter and made such recommendations as it deems necessary to the Board of Directors.



By the Audit and Finance Committee

       Edward L. Hennessy, Jr., Chairman     John F. Ruffle, Vice Chairman
       Paul X. Kelley                        Benjamin R. Civiletti
       Thomas P. Stafford

                Comparison of Five-year Cumulative Total Return*
                The Wackenhut Corporation, Wilshire 5000 Equity,
               and S&P Services (Commercial and Consumer) Indexes
                     (Performance through December 31, 2000)

             ----------------------- --------------- ------------------- -----------------------
                                                                                    S&P SERVICE
                                          WACKENHUT       WILSHIRE 5000         (COMMERCIAL AND
             DATE                       CORPORATION              EQUITY               CONSUMER)
             ----------------------- --------------- ------------------- -----------------------
             December 1995                  $100.00             $100.00                 $100.00
             December 1996                  $145.57             $121.22                 $103.26
             December 1997                  $200.24             $159.14                 $141.63
             December 1998                  $218.57             $196.43                 $114.87
             December 1999                  $120.42             $242.72                 $100.72
             December 2000                  $106.56             $216.58                  $67.52
             ----------------------- --------------- ------------------- -----------------------

Assumes $100 invested on December 31, 1995 in Wackenhut Corporation Common Stock and the Index companies.

*Total Return Assumes Reinvestment of Dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation has a joint life policy on George R. Wackenhut and Ruth J. Wackenhut in the amount of $800,000. The cost of the policy is $16,543 per year and substantially all of the premium is paid by the Corporation. In this connection, an agreement provides that $760,000 of the proceeds from the policy will be paid to the Corporation as reimbursement of the costs.

SERVICES AGREEMENT. The Company and its consolidated subsidiary, Wackenhut Corrections Corporation ("WCC"), entered into a services agreement (the "Services Agreement") on December 20, 1995, which became effective January 1, 1996, pursuant to which the Company agreed to continue to provide certain of these services to WCC through January 2, 2000. This agreement is being renewed on a year-to-year basis.

In accordance with the terms of the Services Agreement, WCC paid the Company a fixed annual fee for services (the "Annual Services Fee") equal to $718,100 in fiscal 1998, $2,944,000 in fiscal 1999 and $3,468,000 in fiscal 2000. Management of WCC believes that the Annual Services Fees under the Services Agreement are on terms no less favorable to the Company and WCC than could be obtained from unaffiliated third parties. If WCC determines that it can obtain any of the services to which the Annual Services Fees relate at a cost less than that specified in the Services Agreement, WCC may obtain such services from another party and terminate the provision of such services by the Company with a corresponding reduction in the Annual Services Fee.

Under the Services Agreement, the services to be provided by the Company to WCC for the Annual Services Fee include the following:

   FINANCIAL, ACCOUNTING, TAX AND GOVERNMENT CONTRACT MANAGEMENT SERVICES. Under the Services Agreement, the Company provides WCC with (i) treasury operations, (ii) support in the processing of accounts payable, tax returns and payroll, (iii) conducting periodic internal field audits, and (iv) purchasing assistance on an as needed basis. Under the Services Agreement, the Company also provided WCC with assistance in (i) deployment of new software for accounting and inmate management, (ii) management and administration of its government contracts, pricing proposals and responding to government inquiries and audits and (iii) the preparation of tax returns.

   HUMAN RESOURCES SERVICES. Under the Services Agreement, the Company provides WCC assistance in the identification and selection of employees and compliance by WCC with various equal employment opportunity and other employment related requirements. The Company also assists WCC in implementing and administering employee benefit plans which comply with applicable laws and regulations.

The following table sets forth certain amounts billed to WCC during fiscal 1998, fiscal 1999, and fiscal 2000, for services not covered by the Annual Services Fee paid under the 1996 Services Agreement.

                                               Fiscal 1998          Fiscal 1999            Fiscal 2000

     Food Services                                  $839,000             -                      -
     Casualty Insurance Premiums (1)               7,423,000            $9,454,000            $13,588,000
     Interest Charges (Income) (2)                  (122,000)             (492,000)                65,000
     Office Rental (3)                               361,000               286,000                315,000
                                             ----------------     -----------------      -----------------
     Total                                        $8,501,000            $9,248,000            $13,968,000
                                             ================     =================      =================

(1) Casualty insurance premiums relate to workers' compensation, general liability and automobile insurance coverage obtained through the Corporation's Insurance Program. Substantially, all of the casualty insurance premiums represented premiums paid to a captive reinsurance company that is wholly owned by the Corporation. Under the terms of each of the Services Agreement, the Corporation also has the option to continue to participate in certain other insurance policies maintained by the Corporation for which the Corporation reimburses the Corporation for direct and indirect costs associated in providing such services.

(2) WCC is charged interest on intercompany indebtedness and charges interest on intercompany loans at rates that reflect the Corporation's average interest costs on long-term debt, exclusive of mortgage financing.

(3) Effective February 15, 1996, the WCC entered into a 15-year agreement with the Corporation providing for the rental of approximately 14,672 square feet of office space at its corporate headquarters in Palm Beach Gardens, Florida, at an annual rate of $315,328 ($19.50 per square foot) on terms which the Corporation believes to be no less favorable to the Corporation than could have been obtained from unaffiliated third parties. In 1998, the Corporation increased the space it rents by approximately 1,600 square feet and paid common area maintenance charges related to 1997 and 1998.

Management of the Company believes that the services provided for the Annual Services Fees and the other services that will or may be provided under the Services Agreement are, or will be, on terms no less favorable to the Company and WCC than could have been obtained from unaffiliated third parties.

Under the terms of the Services Agreement, the Company has further agreed that for so long as it provides WCC with any services (including those provided under the Services Agreement) and for a period of two years thereafter, the Company and its affiliates will not directly or indirectly compete with WCC or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities in the United States. Additionally, during the period described above, the Company will not (and will use its best efforts to cause its affiliates not to) directly or indirectly compete with WCC or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities outside the United States.

Nevertheless, in the United States, the Company's North American Operations Group may continue to bid for and perform any of the services that it currently performs. These services include prisoner transit, court security services and food services. WCC has also agreed that it will provide the Company with the first opportunity to participate on a competitive basis as a joint venture in the development of facilities outside the United States.

OTHER RELATIONSHIPS AND TRANSACTIONS

From time to time, the Company has guaranteed certain obligations of WCC and its affiliates. These guarantees remained in place following WCC's IPO and may be called upon should there be a default with respect to such obligations.

The Company anticipates that it may, from time to time, use the services of the law firm of Venable, Baetjer and Howard, of which Mr. Benjamin R. Civiletti, a Director Nominee of The Wackenhut Corporation is a partner. George C. Zoley, Vice Chairman of the Board and Chief Executive Officer of WCC, also served until February 9, 2001 as Senior Vice President of the Corporation, and serves as a Director of Wackenhut Correction Corporation Australia Pty Limited, Australasian Correctional Services Pty Limited, Australasian Correctional Management Pty Limited, Canadian Correctional Management, Inc., WCC RE Holdings, Inc., Atlantic Shores Healthcare and Wackenhut Corrections Corporation, N.V., affiliates of the Company. George R. Wackenhut, Chairman of the Board of the Company, also serves as Chairman of the Board of WCC and, together with his wife, Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control approximately 50.05% of the issued and outstanding voting common stock of the Company. Richard R. Wackenhut, Vice Chairman, President and Chief Executive Officer of the Company, is also a Director of WCC. He is the son of George R. and Ruth J. Wackenhut.

DIRECTORS' COMPENSATION

Directors of the Corporation who are not Officers were paid during the fiscal year 2000 an annual retainer fee at the rate of $20,000 per year plus $1,500 or 75 shares of Series B Common Stock for each Board meeting attended; $1,000 or 50 shares for each committee meeting attended as committee members; and $1,500 or 75 shares for each committee meeting attended as committee chairperson for committees. Each Non-Employee Director also has received from the Corporation upon each election or re-election to the Board of Directors, an option to purchase 2,000 shares of Series B Common Stock of the Corporation. For the fiscal year 2000 election only, the number of option shares was increased to 10,000 shares of Series B Common Stock. Each Non-Employee Director is also eligible for stock option grants in subsidiaries when such grants are made to Company management. Commencing August 5, 1999, the Fees for attendance at meetings of the Operations and Oversight Committee became $2,000 for attendance as a committee member are $3,000 for attendance as committee chairperson. Commencing February 9, 2001, the annual retainer fee became $30,000 per year and the fee for each committee meeting attended as chairperson for the committee other than the Operations and Oversight Committee became $2,500. Also, the number of shares of Series B Common Stock which each Non-Employee Director shall receive an option to purchase upon election or re-election to the Board became 5,000.

No Directors or their affiliates were compensated for services rendered to the Corporation during fiscal 2000 other than the compensation described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All SEC Forms 3, 4 and 5 filings appear to have been made when due. Those Directors and Officers not required to file a Form 5 for fiscal 2000 have furnished the Corporation with a statement that no filing is due.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the By-Laws, the Board of Directors, in the interest of accepted corporate practices, asks shareholders to ratify the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 2001, and to perform such other services as may be requested. If the shareholders do not ratify this appointment, the Corporation's Board of Directors will reconsider its action. Arthur Andersen LLP has advised the Corporation that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in the Corporation other than receiving payment for its services as independent certified public accountants.

PROPOSAL NO. 3

PROPOSAL TO SET ASIDE 400,000 SHARES OF SERIES B COMMON STOCK OF THE CORPORATION TO BE UTILIZED FOR ISSUANCE UNDER THE KEY EMPLOYEE LONG-TERM INCENTIVE STOCK PLAN (THE "PLAN").

The Plan was previously approved by the shareholders of the Corporation at the 1992 Annual Meeting. The Nominating and Compensation Committee of the Board of Directors of the Corporation (the "Committee") is responsible for the administration and governance of the Plan. Actions requiring Committee approval include final determination of plan eligibility and participation, identification of performance goals, and final award determination. The decisions of the Committee are conclusive and binding on all participants.

The purpose of the Plan is to reward superior performance with a variable component of pay which can only be earned if predetermined performance criteria are met. The Plan is intended to encourage stock ownership by senior executives; to balance the short-term emphasis of the annual incentive plan with a longer-term perspective; to reinforce strategic goals by linking them to compensation; and to provide retention incentives for employees considered key to the future success of the Corporation. Initially, participants were limited to the senior officers, but beginning in 1994, stock options were awarded to a much broader segment of management employees.

Participants may be granted one or more types of long-term incentive vehicles as awards. Initially, awards to participants were limited to Restricted Stock Units
(RSUs) and/or performance shares. The Plan also provides for the granting of stock options and/or performance units.

Participants "earn" the RSU and performance share awards based on (1) continued employment and/or (2) Company performance measured over a three-year performance category. The Target Incentive Award is allocated among the possible types of long-term incentive vehicles as determined by the Committee. For any Performance Shares awarded, a greater or lesser amount, based on a preset schedule, may be earned at the end of the plan year based on the attainment of predetermined goals. Annual grants have been made for each type of long-term incentive. Vesting periods and/or performance measurement periods vary according to the type of long-term incentive awarded. The CEO will nominate participants to be approved by the Committee. Participation is reevaluated and determined on an annual basis. Total awards to be granted are calculated by multiplying the appropriate percentage by the participant's base salary at the time of grant. The appropriate number of units or shares is determined by dividing the amount of the award by the stock price at the date of grant, calculated as the average closing price of the stock for the last five business days preceding the date of grant.

Stock Options and Restricted Stock vest based upon continued employment. Vesting periods are as follows:

                  Type of Award                      Vesting Period
                  -------------                      --------------

                  Stock Options                      As set by the Committee

                  Restricted Stock                   7 years

Based on performance achieved during the year, an individual's Performance Share award payout will be a function of performance against pre-established objectives. Threshold, Target, and Outstanding performance levels are defined at the beginning of each year for each performance measure.

The Plan's initial performance measure for Performance Share awards was Return on Equity (ROE). The Committee subsequently adopted growth in Earnings Per Share
(EPS) as the performance measure in 1996. Compounded growth rate in EPS for each three-year measurement period is compared with preset goals, as described above, to determine award payouts.

The Committee may, in its discretion, make an adjustment to Performance Share awards to consider aspects of performance that may not be reflected in the financial results of the Corporation.

Payments of Performance Share awards are made in stock, cash or a combination of both as soon as practicable after the end of the three-year measurement period, and after approval by the Committee. Thus far, the only payout of performance shares was for the period 1991 - 1993, 1996 - 1998 and 1997 - 1999. No awards were earned for the 1992 - 1994, 1993 - 1995, 1994 - 1996 or 1995 - 1997
periods. In the event that a participant changes positions between award grant dates, whether due to promotion, demotion or lateral move, at the discretion of the Committee, awards are granted or modified as appropriate. An employee hired into an eligible position during the year may participate in the Plan for the balance of the year on a pro rata basis at the discretion of the Committee.

In the event a participant voluntarily terminated employment or is terminated involuntarily before Stock Option or Restricted Stock awards have been vested, or before Performance Share awards have been earned for a performance period, any award will be forfeited. In the event of death, permanent disability, or normal retirement, or upon the occurrence of a defined "change in control" of the Corporation, all Stock Option and Restricted Stock awards will vest immediately.

Annual grants of Restricted Stock Units (RSUs) have been made to participants since Plan inception. At the time of grant, a vesting schedule is established for each RSU award, which need not be the same for each participant, and which may be based upon the passage of time, the achievement of pre-establised performance goals or a combination thereof. The RSUs may not be sold, pledged or transferred until fully vested and until any other applicable restrictions have lapsed. During the vesting period, participants are paid dividend equivalents on the RSUs granted to them. When vested, payment for RSUs is made in shares of the Common Stock of the Corporation on a one for one basis. The Plan is intended to remain in effect for ten years, unless terminated earlier by the Board of Directors of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO SET ASIDE 400,000 SHARES OF SERIES B COMMON STOCK OF THE CORPORATION FOR ISSUANCE UNDER THE KEY EMPLOYEE LONG-TERM INCENTIVE STOCK PLAN FOR KEY EMPLOYEES OF THE CORPORATION.

PROPOSAL NO. 4

PROPOSAL TO APPROVE AN AMENDMENT TO THE KEY EMPLOYEE LONG-TERM INCENTIVE STOCK PLAN

The success of the Corporation depends in large measure, on its ability to recruit and retain key employees with outstanding ability and experience. The Board of Directors also believes there is a need to align shareholder and employee interests by encouraging employee stock ownership and to motivate employees with compensation conditioned upon achievement of the Corporation's financial goals.

In order to accomplish these objectives, the Board of Directors adopted the Key Executive Long-Term Incentive Stock Plan (the "Incentive Plan") in 1992 and the shareholders approved the Incentive Plan.

This Amendment to the Incentive Plan is intended to enhance the flexibility of the Incentive Plan. The Incentive Plan currently states that where employment terminates for reasons other than death, disability, retirement or for Cause (as defined in the Incentive Plan), the Participant shall have the right to exercise any vested options held at termination within 90 days of such termination.

The Amendment would allow the Nominating and Compensation Committee of the Board of Directors (the "Committee") which has authority to administer the Incentive Plan the discretion in such cases to extend this 90 day period up to the date of the original expiration of the Options. The current terms of the Incentive Plan only allow the Committee to extend the 90 day period to a period of up to one
(1) year after the date of termination.

SUMMARY DESCRIPTION OF THE AMENDMENT TO THE INCENTIVE PLAN

The following summarizes the material terms of the Amendment to the Incentive Plan. If adopted by shareholders, the Amendment will be effective February 9, 2001.

Section 6.9 of the Incentive Plan would be amended to read as follows:

         "TERMINATION OF EMPLOYMENT FOR OTHER REASONS. If the employment of the Participant shall terminate for any reason other than death, disability, retirement or for Cause, the Participant shall have the right to exercise Options that were vested in the Participant at the date of termination within 90 days after the date of termination, but in no event beyond the expiration of the term of the Option and only to the extent that the Participant was entitled to exercise the Option at the date of termination of employment the Committee, in its sole discretion, shall have the right to extend the 90 days up to the expiration date of the Options."

SUMMARY DESCRIPTION OF THE EXISTING INCENTIVE PLAN.

The following summarizes the material terms of the existing Incentive Plan. The Incentive Plan shall remain in effect until July 31, 2001, unless terminated earlier by the Board of Directors.

ADMINISTRATION OF THE PLAN. The Plan is administered by the Nominating and Compensation Committee of the Board of Directors (the "Committee"), who has the authority, among other things, to select employees to whom awards are granted, to determine the terms and conditions of such awards in a manner consistent with the Plan.

ELIGIBILITY UNDER THE PLAN. Key employees of the Corporation are eligible to participate in the Incentive Plan. Non-Employee directors of the Corporation are not eligible.

The Incentive Plan provides for broad discretion in selecting Participants and in making awards, the total number of persons who will participate and the respective benefits to be awarded to them cannot be determined at this time.

SHARES SUBJECT TO THE PLAN. One million six-hundred eighty-one thousand two hundred fifty (1,681,250) shares of Series B Common Stock of the Corporation have been authorized as available for the grant under the plan.

STOCK OPTIONS. Stock Options may be granted by the Committee in the form of Nonqualified Stock Options ("NQSOs"), Incentive Stock Options ("ISOs"), or a combination thereof. Grants of ISOs must fulfill the requirements of Section 422 of the Internal Revenue Code.

The purchase price per share under any Option shall be determined by the Committee in its own discretion. The term of each Option shall be fixed by the Committee, and it is expected that no Option shall have a term extending beyond ten years from the date the Option is granted. Options shall be subject to such terms and conditions and shall be exercisable at such time or times as determined by the Committee.

Options may be exercised by payment of the purchase price in cash, in previously acquired shares of Corporation stock, or a combination thereof. Also, the Committee may allow broker-assisted cashless exercises.

In the event a Participant's employment is terminated, the Participant's rights in Stock Options shall be determined as follows. If termination is due to death or Disability, Options shall become fully vested and shall be exercisable for one (1) year from the date of employment termination. If termination is due to Retirement, Options shall become fully vested and shall be exercisable for the remainder of the Option term. If termination is due to Cause, all Options, including vested and unvested Options, shall be forfeited to the Corporation. In the event of any other termination, unvested Options will be forfeited and the vested Options will be exercisable for ninety (90) days from the date of employment termination. At the Committee's discretion, the exercisability period following employment termination may be extended, but in no event beyond the remainder of the Option term.

RESTRICTED STOCK UNITS. A Restricted Stock Unit award consists of a grant of a right to receive corporate stock equal to the number of Restricted Stock Units upon the lapse of certain restrictions imposed by the Committee in its discretion. Upon lapse of the "Restriction Period," payment shall be made to Participants solely in the form of Series B Common Stock.

The Amendment to the Incentive Plan is subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock voting in person or by proxy and entitled to vote thereon. If the Amendment to the Plan is so approved, they will become effective on the date of adoption by the Board.

The Board believes that the adoption of the Amendment to the Incentive Plan is an essential element of the management, growth and financial success of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE KEY EMPLOYEE LONG-TERM INCENTIVE STOCK PLAN.

PROPOSAL NO. 5

PROPOSAL TO SET ASIDE 150,000 SHARES OF SERIES B COMMON STOCK OF THE CORPORATION TO BE UTILIZED FOR ISSUANCE UNDER THE NONEMPLOYEE DIRECTOR STOCK OPTION PLAN.

On April 28, 1995, the Board of Directors (the "Board") adopted, subject to Shareholder approval at the Annual Meeting, the Nonemployee Director Stock Option Plan (the "Plan"). The purpose of the Plan is to make service on the Board more attractive to present and prospective members of the Board of Directors of the Corporation who are not employees or officers of, or consultants to, the Corporation ("Non-Employee Directors"), since the continued service of qualified Non-Employee Directors is considered essential to the management, growth and financial success of the Corporation.

DESCRIPTION OF THE DIRECTOR OPTION PLAN

         GENERAL. As a part of the Non-Employee Directors compensation, those Directors of the Corporation shall be granted an option to purchase up to 5,000 shares of the Series B Common Stock of the Corporation upon his or her election and/or each re-election to serve on the Board (the "Director Option"). Currently, the total number of shares of Common Stock which may be issued under the Plan is 125,000 shares. In the event any change is made to the Common Stock issuable under the Plan (by reason of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company), appropriate adjustment will be made to (i) the aggregate number and/or class of shares of Common stock available for issuance under the Plan, (ii) the exercise price, and (iii) the number and/or class of shares of Common Stock purchasable under each outstanding Director Option and the exercise price payable per share so that no dilution or enlargement of Benefits will occur under such Director Option.

         PRICE; EXERCISABILITY. The exercise price of Director Options shall be 100% of the fair market value of Series B Common Stock at the date the Director Option is granted. Generally, the Director Options will be for a term of ten years from the date of grant.

         ASSIGNABILITY. Director Options are not assignable or transferable other than by will or the laws of descent and distribution and, during the optionee's lifetime, the Director Option may be exercised only by such optionee.

         AMENDMENTS. The Board may amend or discontinue the Plan at any time provided that no such amendment or discontinuance may change or impair any Director Option previously granted with the consent of the optionee.

         TERMINATION. In the event of the optionee's death or disability, the personal representative or guardian of the optionee or the optionee's estate, or the person inheriting the Director Options, will have two years after the date of the optionee's death or disability to exercise the Director Options in full. Under no circumstances, however, may the Director Options be exercised after the termination date of the Director Options. If any Director Options granted under the Director Option Plan expire or are terminated or canceled unexercised as to any shares of Common Stock, such released shares may again be optioned (including a grant in substition for canceled Director Options).

FEDERAL INCOME TAX ASPECTS

The Director Options do not constitute incentive stock options, within the meaning of section 422(b) of the Code. As a general rule, no federal income tax is imposed on the holder of options upon the issuance of options such as the Director Options and the Corporation is not entitled to a tax deduction by reason of such issuance. Generally, upon the exercise of options such as the Director Options, the holder of the options will be treated as receiving compensation taxable as ordinary income in the year of exercise, which in the case of an option, is an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the options. Upon the exercise of options such as the Director Options, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the holder of the options, assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of options such as Director Options, the difference between the amount realized on the disposition and the basis of the stock (exercise price plus any ordinary income recognized) should qualify as long-term or short-term capital gain depending on the holding period.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO SET ASIDE 150,000 SHARES OF COMMON STOCK OF THE CORPORATION FOR ISSUANCE UNDER THE NONEMPLOYEE DIRECTOR STOCK OPTION PLAN.

SHAREHOLDERS' PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting by December 1, 2001.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the shareholders' meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgement on such matters.

                                              By order of the Board of Directors


                                        James P. Rowan, Executive Vice President
                                         General Counsel and Assistant Secretary

March 30, 2001




--------------------------------------------------------------------------------
A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE WITHOUT CHARGE TO INTERESTED SHAREHOLDERS UPON WRITTEN REQUEST TO PATRICK F. CANNAN, DIRECTOR, CORPORATE RELATIONS, THE WACKENHUT CORPORATION, 4200 WACKENHUT DRIVE, #100, PALM BEACH GARDENS, FLORIDA, 33410-4243.

                            THE WACKENHUT CORPORATION
                             AUDIT COMMITTEE CHARTER
                                   APPENDIX I

I.       PURPOSE

         The primary function of the Audit Committee of the Wackenhut Corporation ("the Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities relating to:

         (1) the quality, reliability and integrity of the Company's external financial reporting process;
         (2) the adequacy of the Company's internal accounting and administrative controls including compliance with corporate policies, legal and regulatory requirements; and
         (3) the performance of the Company's independent accountants, who are accountable to the Board of Directors and the Committee.

II.      RESPONSIBILITIES

         The Audit Committee's responsibilities shall include:

         o Recommending to the Board of Directors the appointment of the Company's independent accountants to conduct the annual audit.
         o Evaluating together with the Board of Directors the performance of the independent accountants and, if so determined by the Committee, recommending that the Board of Directors replace the independent accountants.
         o Ensuring that the independent accountants submit, at least annually, to the Committee a formal, written statement delineating all relationships between the independent accountants and the Company. The Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact their objectivity and independence, and for recommending that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.
         o Conferring with the independent accounts and internal auditors concerning the scope and nature of their examinations of the books and records of the Company. Such matters may include but are not limited to an examination of the Company's internal audit charter, annual audit plans and budgets, and authorization of supplemental reviews or audits.
         o Reviewing the audited financial statements to be included in the Company's Annual Report on Form 10-K prior to filing such reports with the Securities and Exchange Commission. Such reviews shall include discussions with the independent accountants, concerning such matters as the nature and extent of any significant changes in accounting principles or their application.
         o Providing a report (see exhibit attached) disclosing the Committee's oversight with respect to financial reporting.
         o Reviewing the Company's financial information to be included in its quarterly reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission. Such review shall include discussions with the independent accountants concerning such matters as the nature and extent of any significant changes in accounting principles or their application.
         o Reviewing the costs of audit services performed by the independent accountants.

         o Meeting periodically with management, the independent accountants and internal auditors to review the Company's major financial risk exposures and the steps management has to take to monitor and control such exposures.
         o Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and the matters relating to the accounting procedures and the books and records of the Company and the corrective actions implemented.
         o    Reviewing the performance of the internal audit function.
         o Providing an open avenue of communication with the independent accountants, financial and senior management, the internal auditors, and the Board of Directors.
         o Reviewing the Audit Committee Charter on an annual basis and recommending changes, if any, to the Board of Directors.

II.      COMPOSITION

         The Committee shall be comprised of at least three independent directors each of whom shall meet the independence and experience requirements of the New York Stock Exchange.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Committee shall serve until their successors shall be duly elected and qualified.

III.     MEETINGS

         The Committee shall meet at least four times annually. The Committee shall meet at least once a year with management, the Director, Internal Audit and the independent accountants. Meetings may be held in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

         The Committee shall report through its Chairperson to the Board of Directors on the results of its meetings and activities.

         The Committee shall maintain minutes or other records as appropriate of all meetings and activities.

IV.      LIMITATION OF DUTIES

         While the Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Neither is it the duty of the Audit Committee to investigate or resolve disagreements, if any, between management and the independent accountants.

    The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

Please mark your votes as indicated in this example [X]

1. ELECTION OF DIRECTORS:

VOTE FOR all nominees listed to the right (except as marked to the contrary).

[ ]

VOTE WITHHELD as to all nominees.

[ ]

Nominees:
01 Julius W. Becton, Jr.                 07 Paul X. Kelley
02 Alan B. Bernstein                     08 Nancy Clark Reynolds
03 Carroll A. Campbell, Jr.              09 John F. Ruffle
04 Benjamin R. Civiletti                 10 Thomas P. Stafford
05 Anne Newman Foreman                   11 George R. Wackenhut
06 Edward L. Hennessy, Jr.               12 Richard R. Wackenhut

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

2. Proposal to approve for the fiscal year 2001 the Appointment of ARTHUR ANDERSEN LLP as the independent certified public accountants of the Corporation.

             FOR              AGAINST             ABSTAIN
             [ ]                [ ]                 [ ]

3. Proposal to approve the setting aside of a total of 400,000 Series B shares for the Key Employee Long-Term Incentive Stock Plan.

             FOR              AGAINST             ABSTAIN
             [ ]                [ ]                 [ ]

4. Proposal to amend the Key Employee Long-Term Incentive Stock Plan.

             FOR              AGAINST             ABSTAIN
             [ ]                [ ]                 [ ]

5. Proposal to approve the setting aside of 150,000 Series B shares for the Nonemployee Director Stock Option Plan.

             FOR              AGAINST             ABSTAIN
             [ ]                [ ]                 [ ]

Please date and sign exactly as name appears below. Joint owners should each sign. Attorneys-in-fact, Executors, Administrators, Trustees, Guardians, or corporate officers should give full title.

Dated _________________________________ , 2001

______________________________________________
               Signature

______________________________________________
       Signature if held jointly

Please sign and return this Proxy in the accompanying addressed envelope.

                           VOTE BY TELEPHONE OR MAIL
                         24 Hours a Day, 7 Days a Week

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME
         MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                   TELEPHONE                                                  MAIL
                1-800-840-1208
Use any touch-tone telephone to vote your proxy. Have                  Mark, sign and date
your proxy card in hand when you call. You will be          OR           your proxy card
prompted to enter your control number, located in the                          and
box below, and then follow the directions given.                         return it in the
                                                                      enclosed postage-paid
                                                                             envelope.

                      If you vote your proxy by telephone,
                 you do NOT need to mail back your proxy card.

                           THE WACKENHUT CORPORATION

                           4200 Wackenhut Drive #100
                       Palm Beach Gardens, Florida 33410


     The undersigned hereby appoints George R. Wackenhut and Richard R. Wackenhut as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Series A Common Stock of The Wackenhut Corporation held of record by the undersigned on March 16, 2001, at the Annual Meeting of Shareholders to be held at the Four Seasons Resort, Palm Beach, 2800 South Ocean Boulevard, Palm Beach, Florida, at 9:00 A.M., May 4, 2001, or at any adjournment thereof.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES.

                 (Continued, and to be signed, on other side.)